Exhibit 99.1
F.N.B. Corporation Reports Third Quarter 2010 Results
Hermitage, PA — October 25, 2010 — F.N.B. Corporation (NYSE: FNB) today reported financial results for the third quarter of 2010. Net income for the third quarter of 2010 was $17.2 million, or $0.15 per diluted share, compared to second quarter of 2010 net income of $17.9 million, or $0.16 per diluted share, and net income available to common shareholders in the third quarter of 2009 of $4.8 million, or $0.04 per diluted common share.
“We are very pleased with our third quarter results,” said Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “The third quarter includes continued loan and deposit growth, a stable net interest margin and solid credit quality results in our Pennsylvania and Regency portfolios. Additionally, we were extremely pleased to announce the pending acquisition of Comm Bancorp, Inc. during the quarter and look forward to expanding our existing presence in northeastern Pennsylvania.”
F.N.B. Corporation’s performance ratios this quarter were as follows: return on average tangible equity (non-GAAP measure) was 14.56%; return on average equity was 6.43%; return on average tangible assets (non-GAAP measure) was 0.87% and return on average assets was 0.76%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.
Net Interest Income
Net interest income on a fully taxable equivalent basis for the third quarter of 2010 totaled $73.9 million, increasing 4.2% annualized from the second quarter of 2010. This linked-quarter growth reflects a 4.0% annualized increase in average earning assets. The increase in average earning assets is a result of loan growth of 4.1% annualized in the third quarter compared to the second quarter. The third quarter net interest margin equaled 3.78%, compared to 3.81% in the second quarter which included a 4 basis point net benefit related to certain non-accrual loans that were paid off or returned to accrual status. After adjusting for these benefits, the margin for the third quarter was stable compared to the second quarter.
“Our commercial and retail bankers continue to win new customer relationships and deepen existing relationships as this quarter marks the fifth consecutive quarter of loan growth,” said Mr. Gurgovits.
Total average loans for the third quarter of 2010 increased on a linked-quarter basis by $60.8 million, or 4.1% annualized to $6.0 billion. Growth of the consumer loan portfolio was the primary driver of the increase, with average consumer loans increasing $64.2 million, or 10.1% annualized, in the third quarter. Within the consumer portfolio, average home equity

F.N.B. Corporation Reports Third Quarter 2010 Results, Page 2 of 8
lending balances (comprised of lines of credit and direct installment loans) increased $50.9 million, or 14.5% annualized, during the third quarter due to the success of promotional initiatives and customer preferences for these products in a low interest rate environment.
Average commercial loans for the third quarter totaled $3.3 billion and were essentially unchanged compared to the prior quarter, reflecting growth in the Pennsylvania portfolio offset by reductions in the Florida portfolio. The average Pennsylvania commercial loan portfolio (excluding Florida) grew 0.6% annualized with growth in this portfolio tempered by accelerated pay-offs during the quarter.
Average deposits and treasury management balances grew $83.4 million, or 4.6% annualized, on a linked-quarter basis reflecting new customer accounts combined with higher average balances. During the third quarter of 2010, we continued to improve our funding mix with average transaction deposits increasing $58.9 million, or 5.4% annualized, and average treasury management balances growing $42.2 million or 27.1% annualized. Higher cost average time deposits declined $17.7 million, or 3.2% annualized, compared to the second quarter.
Non-Interest Income
Non-interest income totaled $27.8 million for the third quarter of 2010, decreasing from $28.4 million in the second quarter of 2010 due primarily to the $1.6 million gain in the second quarter related to the successful harvesting of a mezzanine financing relationship by F.N.B. Capital Corporation. In addition, as a result of improvement in the underlying collateral of pooled trust preferred securities, the third quarter does not include other-than-temporary impairment charges compared to $0.6 million in the second quarter.
Fee income for the third quarter of 2010 reflected increased swap fee revenue, as well as higher mortgage-related gains and title insurance commissions reflecting increased residential mortgage volume compared to the second quarter of 2010. Alternatively, service charges declined on a linked-quarter basis reflecting a decrease in overdraft fee revenue resulting from the implementation of Regulation E. Non-interest income, excluding other-than-temporary impairment charges and securities gains, represented 27% of revenue for the third quarter of 2010 compared to 28% for the second quarter of 2010.
Non-Interest Expense
Non-interest expense totaled $64.2 million in the third quarter of 2010, compared to $63.1 million in the second quarter of 2010. The linked-quarter increase reflects higher costs related to increased consumer loan volume and a $0.6 million increase in Florida-related other real estate owned (OREO) costs. The higher personnel costs in the third quarter are primarily due to higher commissions tied to increased insurance and mortgage-related revenue.

F.N.B. Corporation Reports Third Quarter 2010 Results, Page 3 of 8
Credit Quality
“We remain very pleased with the performance of our Pennsylvania and Regency loan portfolios with both portfolios continuing to perform well. Our focus in the Florida portfolio remains the land-related segment, which represents only 1.3% of total loans at quarter-end. While this segment of the Florida portfolio remains subject to a challenging environment, it has been performing within our expectations. The Florida non-land related segment continues to be stable and perform as expected,” remarked Mr. Gurgovits.
The Pennsylvania loan portfolio’s credit quality metrics for the third quarter of 2010 reflect continued solid performance with results improving upon good second quarter results. The Pennsylvania loan portfolio totaled $5.6 billion at September 30, 2010 (93.7% of the total loan portfolio) and delivered credit quality metrics characterized by the reduction of total past due loans and non-performing assets, and stable net loan charge-offs on a linked-quarter basis. Net loan charge-offs totaled $4.5 million or 0.32% annualized of average loans for the third quarter of 2010 consistent with the prior quarter and representative of historically good results. Total past dues and non-accrual loans improved 9 basis points to 1.82% of total loans at September 30, 2010 and non-performing loans and OREO improved to $84.8 million or 1.50% of total loans and OREO. These improvements reflect the continued stability of the Pennsylvania portfolio.
The Florida loan portfolio totaled $213.4 million at September 30, 2010 (3.6% of the total loan portfolio) with the land-related portion of the portfolio decreasing $13.8 million to $79.4 million or only 1.3% of total loans at September 30, 2010. Activity for the third quarter in the Florida portfolio involved actions taken to reduce exposure and included the sale of three performing credits to a Florida-based community bank, payments on performing credits, charge-offs and continued movement of problem loans into OREO. Florida non-performing loans and OREO increased $16.5 million to $92.8 million or 39.5% of total Florida loans and OREO at September 30, 2010. The increase is the result of an adequately collateralized $20.0 million land-related credit moving to non-accrual status due to the uncertainty of the borrower’s ability to remain contractually current. Net loan charge-offs for the Florida portfolio for the third quarter of 2010 totaled $3.7 million and included a $3.5 million charge-off on a $13.5 million credit with $10.0 million moved to OREO. At September 30, 2010, the ratio of the allowance for loan losses to total loans for the Florida portfolio equaled 13.64%, a 199 basis point increase compared to June 30, 2010. The increased reserve position reflects continued additions to the reserve to provide for reappraisal risk associated with the Florida land-related segment due to limited activity and uncertainty regarding land values in Florida. The majority of reappraisals for the Florida land-related segment are scheduled to occur in the fourth quarter of 2010.
In total, during the third quarter of 2010, the ratio of the allowance for loan losses to total loans increased 3 basis points to 1.94%. The provision for loan losses totaled $12.3 million for the third quarter of 2010, consistent with $12.2 million in the second quarter of 2010, and

F.N.B. Corporation Reports Third Quarter 2010 Results, Page 4 of 8
exceeded net charge-offs as we supported loan growth and provided additional reserves for the Florida land-related portfolio.
Capital Position
The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds. As of September 30, 2010, the Corporation’s regulatory capital ratios remained consistent with the second quarter as the increase in stockholders equity supported asset growth this quarter. The tangible common equity to tangible assets ratio (non-GAAP measure) of 5.96% at September 30, 2010 was consistent with 5.97% at June 30, 2010. The tangible book value per share (non-GAAP measure) increased 7 cents during the quarter to $4.38 and the dividend payout ratio for the quarter was 80%.
Year-to-Date Results
For the nine months ended September 30, 2010, F.N.B. Corporation’s net income totaled $51.1 million, or $0.45 per diluted share, compared to net income available to common shareholders of $28.2 million, or $0.29 per diluted common share for the nine months ended September 30, 2009. For the 2010 year-to-date period, return on average tangible common equity (non-GAAP measure) totaled 14.88%, return on average equity was 6.48%, return on average tangible assets (non-GAAP measure) was 0.88% and return on average assets was 0.77%.
Net interest income on a fully taxable equivalent basis totaled $217.1 million for the first nine months of 2010, an increase of $15.1 million or 7.5% over the same period of 2009, reflecting growth in average earning assets of 3.5% and a 15 basis point expansion of the net interest margin. On a year-over-year basis, average earning assets increased through growth in average loans of $126.8 million or 2.2%, and growth in average investments of $132.8 million, or 8.3%, reflecting the investment of increased balanced sheet liquidity. Year-over-year loan growth was driven by average commercial loan growth of $109.5 million or 3.4%. During the first nine months of 2010, average deposits and treasury management balances increased $478.1 million or 7.2%, with low-cost average transaction balances growing $366.7 million or 9.3% and average treasury management balances growing $174.4 million or 38.6%, compared to same period in 2009. The strong loan and deposit growth reflects our success in expanding market share through new client acquisition. The net interest margin for the first nine months of 2010 was 3.78%, a 15 basis point expansion from 2009. The margin expansion reflects lower deposit and borrowing costs driven by an improved funding mix in a low interest rate environment partially offset by lower yields on earning assets.
Non-interest income totaled $86.5 million for the first nine months of 2010, an increase of $6.3 million or 7.8%, compared to $80.2 million for the same period of 2009. Fee income on a year-over-year basis includes a 7.3% increase in trust-related revenue reflecting improved market conditions. Additionally, the first nine months of 2010 included higher gains on the sale of securities, higher recoveries on impaired loans acquired through acquisitions, the

F.N.B. Corporation Reports Third Quarter 2010 Results, Page 5 of 8
gain related to the successful harvesting of a mezzanine financing relationship by F.N.B. Capital Corporation and lower other-than-temporary impairment charges. Partially offsetting these increases, insurance commissions and fees declined 6.1% and securities commissions and fees declined 2.4% reflecting lower sales of annuities in the lower interest rate environment. For the first nine months of 2010, service charges declined 0.7% due to decreased overdraft fee revenue resulting from changes in customer behavior and Regulation E implementation on August 15, 2010.
Non-interest expense totaled $192.8 million for the first nine months 2010, a 1.7% increase compared to $189.6 million for the same period of 2009. The increase was primarily a result of increased personnel costs and pre-payment charges associated with the repayment of FHLB debt in 2010, partially offset by lower FDIC insurance premiums due to the special assessment in 2009. The 5.5% increase in personnel costs primarily reflects higher employee benefits expense and salary costs associated with various revenue-generating initiatives such as the addition of an asset-based lending group and an expanded private banking group. On a year-to-date basis, F.N.B. Corporation’s efficiency ratio improved to 61.8% for 2010, compared to 65.3% in the same nine-month period in 2009 reflecting our continued focus on growing revenue and controlling expenses.
Net loan charge-offs were 0.55% annualized of total loans for the first nine months of 2010, representing an improvement from 0.91% annualized of total loans for the first nine months of 2009. The improvement reflects lower charge-offs in the Florida portfolio incurred during the first nine months of 2010. The provision for loan losses for the first nine months of 2010 totaled $36.5 million, a decrease of $4.4 million compared to $40.9 million for the same period of 2009. At September 30, 2010, the ratio of the allowance for loan losses to total loans equaled 1.94%, a 13 basis point increase compared to 1.81% at September 30, 2009. This primarily reflects the increase in the Florida portfolio ratio of the allowance for loan losses to total loans to 13.64% at September 30, 2010 compared to 9.80% at September 30, 2009. The increased Florida portfolio reserve position reflects additions to the reserve during the first nine months of 2010 to provide for reappraisal risk associated with the Florida land-related segment due to limited activity and uncertainty regarding land values in Florida. The majority of reappraisals for the Florida land-related segment are scheduled to occur during the fourth quarter of 2010.
The first nine months of 2009 included $8.3 million in costs associated with the preferred stock sold to the U.S. Treasury pursuant to the Capital Purchase Plan (CPP) in January 2009 and subsequently redeemed in September 2009.

F.N.B. Corporation Reports Third Quarter 2010 Results, Page 6 of 8
Other Highlights
On August 9, 2010, F.N.B. Corporation and Comm Bancorp, Inc. (NASDAQ: CCBP) jointly announced the signing of a definitive merger agreement pursuant to which F.N.B. Corporation will acquire Comm Bancorp, Inc., a Clarks Summit, Pennsylvania based provider of diversified financial services, in a merger transaction valued at approximately $70 million. As previously announced, the transaction is expected to be completed during the fourth quarter of 2010, pending regulatory approval, the approval of Comm Bancorp, Inc. shareholders and the satisfaction of various closing conditions.
Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss its financial results for the third quarter of 2010 on Tuesday, October 26, 2010, at 8:00 AM EDT. Participating callers may access the call by dialing (800) 289-0517 or (913) 312-0658 for international callers; the confirmation number is 7793246. The listen-only audio Webcast may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.
A replay of the call will be available from 11:00 AM EDT the day of the call until midnight EDT on Tuesday, November 2, 2010. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 7793246. The call transcript and Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.0 billion as of September 30, 2010. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Tennessee and loan production offices in Florida.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important

F.N.B. Corporation Reports Third Quarter 2010 Results, Page 7 of 8
factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets; (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission; (9) housing prices; (10) job market; (11) consumer confidence and spending habits or (12) estimates of fair value of certain F.N.B. Corporation assets and liabilities. F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
Additional Information about the Merger with Comm Bancorp, Inc.
SHAREHOLDERS OF F.N.B. AND COMM BANCORP ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The proxy statement/prospectus and other relevant materials and any other documents filed by F.N.B. with the SEC may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by F.N.B. Corporation by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317 and by Comm Bancorp, Inc. by contacting Scott A. Seasock, EVP, Comm Bancorp, Inc., Clarks Summit, PA, 18411, telephone: (570) 587-3421, extension 323.
Comm Bancorp, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Comm Bancorp, Inc. common stock is set forth in Comm Bancorp’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the proxy statement/prospectus relating to the merger when it becomes available.
# # #
Analyst/Institutional Investor Contact:
Cynthia Christopher 724-983-3429
724-815-3926 (cell)
christoc@fnb-corp.com

F.N.B. Corporation Reports Third Quarter 2010 Results, Page 8 of 8
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
reel@fnb-corp.com
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				3rd Qtr 2010 -	3rd Qtr 2010 -
	2010		2009	2nd Qtr 2010	3rd Qtr 2009
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$93,947	$94,361	$96,750	-0.4	-2.9
Interest expense	21,688	22,880	28,989	-5.2	-25.2

Net interest income	72,259	71,481	67,761	1.1	6.6
Taxable equivalent adjustment	1,666	1,665	1,644	0.1	1.3

Net interest income (FTE) (1)	73,925	73,146	69,405	1.1	6.5
Provision for loan losses	12,313	12,239	16,455	0.6	-25.2

Net interest income after provision (FTE)	61,612	60,907	52,950	1.2	16.4

Impairment losses on securities	0	(1,313)	(14,234)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	0	711	10,943	n/m	n/m

Net impairment losses on securities	0	(602)	(3,291)	n/m	n/m

Service charges	14,250	14,662	14,760	-2.8	-3.5
Insurance commissions and fees	3,921	3,849	3,960	1.9	-1.0
Securities commissions and fees	1,794	1,771	1,451	1.3	23.6
Trust income	3,084	3,188	2,856	-3.3	8.0
Gain on sale of securities	80	47	154	71.3	-48.3
Gain on sale of loans	964	808	666	19.3	44.9
Other	3,661	4,720	3,189	-22.4	14.8

Total non-interest income	27,754	28,443	23,745	-2.4	16.9

Salaries and employee benefits	33,831	33,392	31,377	1.3	7.8
Occupancy and equipment	9,267	9,446	9,258	-1.9	0.1
Amortization of intangibles	1,675	1,679	1,732	-0.2	-3.3
Other	19,474	18,567	19,954	4.9	-2.4

Total non-interest expense	64,247	63,084	62,321	1.8	3.1

Income before income taxes	25,119	26,266	14,374	-4.4	74.7
Taxable equivalent adjustment	1,666	1,665	1,644	0.1	1.3
Income taxes (benefit)	6,236	6,679	2,424	-6.6	157.3

Net income	17,217	17,922	10,306	-3.9	67.1
Preferred stock dividends and discount amortization	0	0	5,496	n/m	n/m

Net income available to common shareholders	$17,217	$17,922	$4,810	-3.9	257.9

Earnings per common share
Basic	$0.15	$0.16	$0.04	-6.3	275.0
Diluted	$0.15	$0.16	$0.04	-6.3	275.0

Performance ratios
Return on average equity	6.43%	6.83%	3.62%
Return on average tangible common equity (2)(6)	14.56%	15.65%	4.85%
Return on average assets	0.76%	0.81%	0.47%
Return on average tangible assets (3)(6)	0.87%	0.92%	0.56%
Net interest margin (FTE) (1)(9)	3.78%	3.81%	3.66%
Yield on earning assets (FTE) (1)(9)	4.89%	5.00%	5.18%
Cost of funds	1.28%	1.37%	1.76%
Efficiency ratio (FTE) (1)(4)(9)	61.54%	60.45%	65.04%
Effective tax rate	26.59%	27.15%	19.04%

Common stock data
Average basic shares outstanding	113,983,990	113,878,018	113,571,703	0.1	0.4
Average diluted shares outstanding	114,486,251	114,315,177	113,869,785	0.1	0.5
Ending shares outstanding	114,632,850	114,532,890	113,990,095	0.1	0.6
Common book value per share	$9.29	$9.24	$9.23	0.6	0.6
Tangible common book value per share (6)	$4.38	$4.31	$4.24	1.6	3.4
Tangible common book value per share excluding AOCI (5)(6)	$4.58	$4.53	$4.50	1.2	2.0
Dividend payout ratio (common)	80.31%	77.09%	285.14%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,		Percent
	2010	2009	Variance
Statement of earnings
Interest income	$280,854	$292,058	-3.8
Interest expense	68,709	94,711	-27.5

Net interest income	212,145	197,347	7.5
Taxable equivalent adjustment	4,969	4,689	6.0

Net interest income (FTE) (1)	217,114	202,036	7.5
Provision for loan losses	36,516	40,878	-10.7

Net interest income after provision (FTE)	180,598	161,158	12.1

Impairment losses on securities	(9,539)	(15,866)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	7,251	11,632	n/m

Net impairment losses on securities	(2,288)	(4,234)	n/m

Service charges	42,634	42,955	-0.7
Insurance commissions and fees	12,094	12,878	-6.1
Securities commissions and fees	5,122	5,247	-2.4
Trust income	9,430	8,786	7.3
Gain on sale of securities	2,517	498	404.9
Gain on sale of loans	2,339	2,341	-0.1
Other	14,624	11,731	24.7

Total non-interest income	86,472	80,202	7.8

Salaries and employee benefits	100,348	95,096	5.5
Occupancy and equipment	28,784	28,806	-0.1
Amortization of intangibles	5,041	5,360	-6.0
Other	58,601	60,296	-2.8

Total non-interest expense	192,774	189,558	1.7

Income before income taxes	74,296	51,802	43.4
Taxable equivalent adjustment	4,969	4,689	6.0
Income taxes (benefit)	18,208	10,558	72.5

Net income	51,119	36,555	39.8
Preferred stock dividends and discount amortization	0	8,308	n/m

Net income available to common shareholders	$51,119	$28,247	81.0

Earnings per common share
Basic	$0.45	$0.29	55.2
Diluted	$0.45	$0.29	55.2

Performance ratios
Return on average equity	6.48%	4.58%
Return on average tangible common equity (2)(6)	14.88%	10.37%
Return on average assets	0.77%	0.57%
Return on average tangible assets (3)(6)	0.88%	0.67%
Net interest margin (FTE) (1)(9)	3.78%	3.63%
Yield on earning assets (FTE) (1)(9)	4.97%	5.34%
Cost of funds	1.37%	1.95%
Efficiency ratio (FTE) (1)(4)(9)	61.84%	65.26%
Effective tax rate	26.26%	22.41%

Common stock data
Average basic shares outstanding	113,871,635	98,869,326	15.2
Average diluted shares outstanding	114,288,600	99,104,112	15.3
Ending shares outstanding	114,632,850	113,990,095	0.6
Common book value per share	$9.29	$9.23	0.6
Tangible common book value per share (6)	$4.38	$4.24	3.4
Tangible common book value per share excluding AOCI (5)(6)	$4.58	$4.50	2.0
Dividend payout ratio (common)	81.01%	125.01%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				3rd Qtr 2010 -	3rd Qtr 2010 -
	2010		2009	2nd Qtr 2010	3rd Qtr 2009
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$8,958,692	$8,874,430	$8,701,853	0.9	3.0
Earning assets (9)	7,773,915	7,697,232	7,549,614	1.0	3.0
Securities	1,612,612	1,599,216	1,466,176	0.8	10.0
Short-term investments (9)	162,377	159,874	269,425	1.6	-39.7
Loans, net of unearned income	5,998,926	5,938,142	5,814,013	1.0	3.2
Allowance for loan losses	117,982	113,531	103,249	3.9	14.3
Goodwill and intangibles	563,631	565,294	570,705	-0.3	-1.2

Deposits and treasury management accounts (7)	7,247,270	7,163,916	6,740,656	1.2	7.5
Short-term borrowings	129,752	126,972	118,274	2.2	9.7
Long-term debt	208,433	228,959	412,411	-9.0	-49.5
Trust preferred securities	204,287	204,455	204,962	-0.1	-0.3
Shareholders’ equity — common	1,062,512	1,052,569	1,056,171	0.9	0.6
Shareholders’ equity — preferred	0	0	72,727	n/m	n/m

Asset quality data
Non-accrual loans	$135,661	$132,412	$125,630	2.5	8.0
Restructured loans	18,735	17,270	8,282	8.5	126.2

Non-performing loans	154,396	149,682	133,912	3.1	15.3
Other real estate owned	32,345	22,952	19,741	40.9	63.8

Total non-performing loans and OREO	186,741	172,634	153,653	8.2	21.5
Non-performing investments (8)	5,163	4,661	5,758	10.8	-10.3

Non-performing assets	$191,904	$177,295	$159,411	8.2	20.4

Net loan charge-offs	$9,726	$7,791	$9,978	24.8	-2.5
Allowance for loan losses	116,627	114,040	105,892	2.3	10.1

Non-performing loans / total loans	2.57%	2.51%	2.29%
Non-performing loans + OREO / total loans + OREO	3.09%	2.88%	2.62%
Non-performing assets / total assets	2.13%	2.01%	1.85%
Allowance for loan losses / total loans	1.94%	1.91%	1.81%
Allowance for loan losses / non-performing loans	75.54%	76.19%	79.08%
Net loan charge-offs (annualized) / average loans	0.64%	0.53%	0.68%

Balances at period end
Total assets	$8,993,043	$8,833,060	$8,595,872	1.8	4.6
Earning assets (9)	7,794,305	7,647,064	7,442,619	1.9	4.7
Loans, net of unearned income	6,004,577	5,967,570	5,837,402	0.6	2.9
Deposits and treasury management accounts (7)	7,284,967	7,141,210	6,737,098	2.0	8.1
Total equity	1,064,846	1,058,004	1,052,589	0.6	1.2

Capital ratios
Equity/assets (period end)	11.84%	11.98%	12.25%
Leverage ratio	8.63%	8.63%	8.73%
Tangible equity/tangible assets (period end) (6)	5.96%	5.97%	6.02%
Tangible common equity/tangible assets (period end)(5)	5.96%	5.97%	6.02%
Tangible common equity, excluding AOCI/ tangible assets (period end)(5)(6)	6.23%	6.28%	6.39%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2010	2009	Variance
Average balances
Total assets	$8,860,202	$8,580,797	3.3
Earning assets (9)	7,680,608	7,421,031	3.5
Securities	1,565,199	1,369,059	14.3
Short-term investments (9)	172,755	236,074	-26.8
Loans, net of unearned income	5,942,654	5,815,899	2.2
Allowance for loan losses	113,292	105,681	7.2
Goodwill and intangibles	565,290	572,444	-1.2

Deposits and treasury management accounts (7)	7,138,823	6,660,689	7.2
Short-term borrowings	129,809	108,919	19.2
Long-term debt	233,238	444,087	-47.5
Trust preferred securities	204,454	205,130	-0.3
Shareholders’ equity — common	1,054,115	981,647	7.4
Shareholders’ equity — preferred	0	85,035	n/m

Asset quality data
Non-accrual loans	$135,661	$125,630	8.0
Restructured loans	18,735	8,282	126.2

Non-performing loans	154,396	133,912	15.3
Other real estate owned	32,345	19,741	63.8

Total non-performing loans and OREO	186,741	153,653	21.5
Non-performing investments (8)	5,163	5,758	-10.3

Non-performing assets	$191,904	$159,411	20.4

Net loan charge-offs	$24,544	$39,731	-38.2
Allowance for loan losses	116,627	105,892	10.1

Non-performing loans / total loans	2.57%	2.29%
Non-performing loans + OREO / total loans + OREO	3.09%	2.62%
Non-performing assets / total assets	2.13%	1.85%
Allowance for loan losses / total loans	1.94%	1.81%
Allowance for loan losses / non-performing loans	75.54%	79.08%
Net loan charge-offs (annualized) / average loans	0.55%	0.91%

Balances at period end
Total assets	$8,993,043	$8,595,872	4.6
Earning assets (9)	7,794,305	7,442,619	4.7
Loans, net of unearned income	6,004,577	5,837,402	2.9
Deposits and treasury management accounts (7)	7,284,967	6,737,098	8.1
Total equity	1,064,846	1,052,589	1.2

Capital ratios
Equity/assets (period end)	11.84%	12.25%
Leverage ratio	8.63%	8.73%
Tangible equity/tangible assets (period end) (6)	5.96%	6.02%
Tangible common equity/tangible assets (period end) (5)	5.96%	6.02%
Tangible common equity, excluding AOCI/ tangible assets (period end) (5) (6)	6.23%	6.39%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				3rd Qtr 2010 -	3rd Qtr 2010 -
	2010		2009	2nd Qtr 2010	3rd Qtr 2009
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,301,993	$3,311,030	$3,195,950	-0.3	3.3
Direct installment	990,453	969,007	997,319	2.2	-0.7
Residential mortgages	625,167	616,267	613,375	1.4	1.9
Indirect installment	521,815	517,452	544,002	0.8	-4.1
Consumer LOC	455,971	426,471	383,207	6.9	19.0
Other	103,527	97,915	80,160	5.7	29.2

Total loans	$5,998,926	$5,938,142	$5,814,013	1.0	3.2

Deposits:
Non-interest bearing deposits	$1,077,797	$1,028,631	$951,112	4.8	13.3
Savings and NOW	3,307,256	3,297,537	3,101,168	0.3	6.6
Certificates of deposit and other time deposits	2,201,454	2,219,194	2,223,126	-0.8	-1.0

Total deposits	6,586,507	6,545,362	6,275,406	0.6	5.0
Treasury management accounts (7)	660,763	618,554	465,250	6.8	42.0

Total deposits and treasury management accounts (7)	$7,247,270	$7,163,916	$6,740,656	1.2	7.5

Balances at period end
Loans:
Commercial	$3,299,230	$3,304,493	$3,226,720	-0.2	2.2
Direct installment	994,614	983,857	993,863	1.1	0.1
Residential mortgages	612,484	615,232	594,586	-0.4	3.0
Indirect installment	519,366	521,679	544,579	-0.4	-4.6
Consumer LOC	473,606	438,039	395,366	8.1	19.8
Other	105,277	104,270	82,288	1.0	27.9

Total loans	$6,004,577	$5,967,570	$5,837,402	0.6	2.9

Deposits:
Non-interest bearing deposits	$1,103,393	$1,039,631	$972,859	6.1	13.4
Savings and NOW	3,307,698	3,280,076	3,072,601	0.8	7.7
Certificates of deposit and other time deposits	2,186,737	2,214,951	2,213,323	-1.3	-1.2

Total deposits	6,597,828	6,534,658	6,258,783	1.0	5.4
Treasury management accounts (7)	687,139	606,552	478,315	13.3	43.7

Total deposits and treasury management accounts (7)	$7,284,967	$7,141,210	$6,737,098	2.0	8.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2010	2009	Variance
Average balances
Loans:
Commercial	$3,298,253	$3,188,766	3.4
Direct installment	978,249	1,020,690	-4.2
Residential mortgages	618,130	627,642	-1.5
Indirect installment	519,205	538,764	-3.6
Consumer LOC	431,532	365,078	18.2
Other	97,285	74,959	29.8

Total loans	$5,942,654	$5,815,899	2.2

Deposits:
Non-interest bearing deposits	$1,025,847	$928,238	10.5
Savings and NOW	3,274,280	3,005,164	9.0
Certificates of deposit and other time deposits	2,213,129	2,276,079	-2.8

Total deposits	6,513,256	6,209,481	4.9
Treasury management accounts (7)	625,567	451,208	38.6

Total deposits and treasury management accounts (7)	$7,138,823	$6,660,689	7.2

Balances at period end
Loans:
Commercial	$3,299,230	$3,226,720	2.2
Direct installment	994,614	993,863	0.1
Residential mortgages	612,484	594,586	3.0
Indirect installment	519,366	544,579	-4.6
Consumer LOC	473,606	395,366	19.8
Other	105,277	82,288	27.9

Total loans	$6,004,577	$5,837,402	2.9

Deposits:
Non-interest bearing deposits	$1,103,393	$972,859	13.4
Savings and NOW	3,307,698	3,072,601	7.7
Certificates of deposit and other time deposits	2,186,737	2,213,323	-1.2

Total deposits	6,597,828	6,258,783	5.4
Treasury management accounts (7)	687,139	478,315	43.7

Total deposits and treasury management accounts (7)	$7,284,967	$6,737,098	8.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Third Quarter 2010
	Bank — PA	Bank — FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$62,634	$71,210	$1,817	$135,661
Restructured loans	12,670	0	6,065	18,735

Non-performing loans	75,304	71,210	7,882	154,396
Other real estate owned	9,458	21,548	1,339	32,345

Total non-performing loans and OREO	84,762	92,758	9,221	186,741
Non-performing investments (8)	5,163	0	0	5,163

Non-performing assets	$89,925	$92,758	$9,221	$191,904

Net loan charge-offs	$4,462	$3,694	$1,570	$9,726
Provision for loan losses	4,796	5,867	1,650	12,313
Allowance for loan losses	80,729	29,114	6,784	116,627
Loans, net of unearned income	5,629,633	213,436	161,508	6,004,577

Non-performing loans / total loans	1.34%	33.36%	4.88%	2.57%
Non-performing loans + OREO / total loans + OREO	1.50%	39.47%	5.66%	3.09%
Non-performing assets / total assets	1.05%	45.06%	5.48%	2.13%
Allowance for loan losses / total loans	1.43%	13.64%	4.20%	1.94%
Allowance for loan losses / non-performing loans	107.20%	40.88%	86.07%	75.54%
Net loan charge-offs (annualized) / average loans	0.32%	6.59%	3.84%	0.64%

Loans 30 - 89 days past due	$32,846	$1,000	$2,402	$36,248
Loans 90+ days past due	7,007	0	2,187	9,194
Non-accrual loans	62,634	71,210	1,817	135,661

Total past due and non-accrual loans	$102,487	$72,210	$6,406	$181,103

Total past due and non-accrual loans/total loans	1.82%	33.83%	3.97%	3.02%

	Second Quarter 2010
	Bank — PA	Bank — FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$66,391	$64,063	$1,958	$132,412
Restructured loans	11,233	0	6,037	17,270

Non-performing loans	77,624	64,063	7,995	149,682
Other real estate owned	9,626	12,245	1,081	22,952

Total non-performing loans and OREO	87,250	76,308	9,076	172,634
Non-performing investments (8)	4,661	0	0	4,661

Non-performing assets	$91,911	$76,308	$9,076	$177,295

Net loan charge-offs	$4,442	$1,900	$1,449	$7,791
Provision for loan losses	4,494	6,168	1,577	12,239
Allowance for loan losses	80,396	26,940	6,704	114,040
Loans, net of unearned income	5,576,734	231,237	159,599	5,967,570

Non-performing loans / total loans	1.39%	27.70%	5.01%	2.51%
Non-performing loans + OREO / total loans + OREO	1.56%	31.34%	5.65%	2.88%
Non-performing assets / total assets	1.09%	35.24%	5.45%	2.01%
Allowance for loan losses / total loans	1.44%	11.65%	4.20%	1.91%
Allowance for loan losses / non-performing loans	103.57%	42.05%	83.85%	76.19%
Net loan charge-offs (annualized) / average loans	0.32%	3.23%	3.73%	0.53%

Loans 30 - 89 days past due	$35,005	$0	$2,070	$37,075
Loans 90+ days past due	5,285	0	2,288	7,573
Non-accrual loans	66,391	64,063	1,958	132,412

Total past due and non-accrual loans	$106,681	$64,063	$6,316	$177,060

Total past due and non-accrual loans/total loans	1.91%	27.70%	3.96%	2.97%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Third Quarter 2009
	Bank — PA	Bank — FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$55,454	$68,073	$2,103	$125,630
Restructured loans	3,650	0	4,632	8,282

Non-performing loans	59,104	68,073	6,735	133,912
Other real estate owned	10,380	8,067	1,294	19,741

Total non-performing loans and OREO	69,484	76,140	8,029	153,653
Non-performing investments (8)	5,758	0	0	5,758

Non-performing assets	$75,242	$76,140	$8,029	$159,411

Net loan charge-offs	$4,469	$4,059	$1,450	$9,978
Provision for loan losses	7,555	7,379	1,521	16,455
Allowance for loan losses	72,764	26,627	6,501	105,892
Loans, net of unearned income	5,407,215	271,634	158,553	5,837,402

Non-performing loans / total loans	1.09%	25.06%	4.25%	2.29%
Non-performing loans + OREO / total loans + OREO	1.28%	27.22%	5.02%	2.62%
Non-performing assets / total assets	0.92%	30.09%	4.79%	1.85%
Allowance for loan losses / total loans	1.35%	9.80%	4.10%	1.81%
Allowance for loan losses / non-performing loans	123.11%	39.12%	96.53%	79.08%
Net loan charge-offs (annualized) / average loans	0.33%	5.90%	3.64%	0.68%

Loans 30 - 89 days past due	$43,140	$2,700	$2,853	$48,693
Loans 90+ days past due	10,827	0	2,298	13,125
Non-accrual loans	55,454	68,073	2,103	125,630

Total past due and non-accrual loans	$109,421	$70,773	$7,254	$187,448

Total past due and non-accrual loans/total loans	2.02%	26.05%	4.58%	3.21%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				3rd Qtr 2010 -	3rd Qtr 2010 -
	2010		2009	2nd Qtr 2010	3rd Qtr 2009
	Third	Second	Third	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Balance Sheet (at period end)
Assets
Cash and due from banks	$142,615	$140,629	$140,037	1.4	1.8
Interest bearing deposits with banks	164,406	60,238	88,777	172.9	85.2

Cash and cash equivalents	307,021	200,867	228,814	52.8	34.2
Securities available for sale	738,828	758,325	693,617	-2.6	6.5
Securities held to maturity	869,765	853,698	803,761	1.9	8.2
Residential mortgage loans held for sale	16,729	7,232	19,063	131.3	-12.2
Loans, net of unearned income	6,004,577	5,967,570	5,837,402	0.6	2.9
Allowance for loan losses	(116,627)	(114,040)	(105,892)	2.3	10.1

Net loans	5,887,950	5,853,530	5,731,510	0.6	2.7
Premises and equipment, net	114,320	115,323	118,650	-0.9	-3.6
Goodwill	528,720	528,720	528,710	0.0	0.0
Core deposit and other intangible assets, net	34,100	35,775	40,868	-4.7	-16.6
Bank owned life insurance	207,402	207,093	204,098	0.1	1.6
Other assets	288,209	272,495	226,781	5.8	27.1

Total Assets	$8,993,043	$8,833,060	$8,595,872	1.8	4.6

Liabilities
Deposits:
Non-interest bearing demand	$1,103,393	$1,039,630	$972,859	6.1	13.4
Savings and NOW	3,307,698	3,280,076	3,072,601	0.8	7.7
Certificates and other time deposits	2,186,737	2,214,952	2,213,323	-1.3	-1.2

Total Deposits	6,597,828	6,534,658	6,258,783	1.0	5.4
Other liabilities	105,326	94,748	93,957	11.2	12.1
Short-term borrowings	817,582	735,442	606,406	11.2	34.8
Long-term debt	203,257	205,834	379,257	-1.3	-46.4
Junior subordinated debt	204,204	204,373	204,880	-0.1	-0.3

Total Liabilities	7,928,197	7,775,056	7,543,283	2.0	5.1

Stockholders’ Equity
Preferred stock	0	0	0	n/m	n/m
Common stock	1,142	1,141	1,137	0.1	0.5
Additional paid-in capital	1,092,828	1,091,253	1,086,378	0.1	0.6
Retained earnings	(3,126)	(6,515)	(3,645)	-52.0	-14.2
Accumulated other comprehensive income	(23,481)	(25,358)	(29,529)	-7.4	-20.5
Treasury stock	(2,517)	(2,517)	(1,752)	0.0	43.7

Total Stockholders’ Equity	1,064,846	1,058,004	1,052,589	0.6	1.2

Total Liabilities and Stockholders’ Equity	$8,993,043	$8,833,060	$8,595,872	1.8	4.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by the Corporation provide information useful to investors in understanding the Corporation’s operating performance and trends, and facilitate comparisons with the performance of the Corporation’s peers. The non-GAAP financial measures used by the Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. The following tables summarize the non-GAAP financial measures derived from amounts reported in the Corporation’s financial statements.

	2010		2009
	Third	Second	Third
	Quarter	Quarter	Quarter
Return on average tangible common equity (2):
Net income available to common shareholders (annualized)	$68,308	$71,886	$19,085
Amortization of intangibles, net of tax (annualized)	4,319	4,376	4,467

	72,627	76,262	23,552

Average total shareholders’ equity	1,062,512	1,052,569	1,128,898
Less: Average preferred shareholders’ equity	0	0	(72,727)
Less: Average intangibles	(563,631)	(565,294)	(570,705)

	498,881	487,275	485,466

Return on average tangible common equity (2)	14.56%	15.65%	4.85%

Return on average tangible assets (3):
Net income (annualized)	$68,308	$71,886	$40,887
Amortization of intangibles, net of tax (annualized)	4,319	4,376	4,467

	72,627	76,262	45,354

Average total assets	8,958,692	8,874,430	8,701,853
Less: Average intangibles	(563,631)	(565,294)	(570,705)

	8,395,061	8,309,136	8,131,148

Return on average tangible assets (3)	0.87%	0.92%	0.56%

Tangible common book value per share:
Total shareholders’ equity	$1,064,846	$1,058,004	$1,052,589
Less: preferred shareholders’ equity	0	0	0
Less: intangibles	(562,820)	(564,495)	(569,579)

	502,026	493,509	483,010

Ending shares outstanding	114,632,850	114,532,890	113,990,095

Tangible common book value per share	$4.38	$4.31	$4.24

Tangible common book value per share excluding AOCI (5):
Total shareholders’ equity	$1,064,846	$1,058,004	$1,052,589
Less: preferred shareholders’ equity	0	0	0
Less: intangibles	(562,820)	(564,495)	(569,579)
Less: AOCI	23,481	25,358	29,529

	525,507	518,867	512,539

Ending shares outstanding	114,632,850	114,532,890	113,990,095

Tangible common book value per share excluding AOCI (5)	$4.58	$4.53	$4.50

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,
	2010	2009
Return on average tangible common equity (2):
Net income available to common shareholders (annualized)	$68,346	$37,766
Amortization of intangibles, net of tax (annualized)	4,381	4,658

	72,727	42,424

Average total shareholders’ equity	1,054,115	1,066,683
Less: Average preferred shareholders’ equity	0	(85,035)
Less: Average intangibles	(565,290)	(572,444)

	488,825	409,203

Return on average tangible common equity (2)	14.88%	10.37%

Return on average tangible assets (3):
Net income (annualized)	$68,346	$48,874
Amortization of intangibles, net of tax (annualized)	4,381	4,658

	72,727	53,532

Average total assets	8,860,202	8,580,797
Less: Average intangibles	(565,290)	(572,444)

	8,294,912	8,008,353

Return on average tangible assets (3)	0.88%	0.67%

Tangible common book value per share:
Total shareholders’ equity	$1,064,846	$1,052,589
Less: preferred shareholders’ equity	0	0
Less: intangibles	(562,820)	(569,579)

	502,026	483,010

Ending shares outstanding	114,632,850	113,990,095

Tangible common book value per share	$4.38	$4.24

Tangible common book value per share excluding AOCI (5):
Total shareholders’ equity	$1,064,846	$1,052,589
Less: preferred shareholders’ equity	0	0
Less: intangibles	(562,820)	(569,579)
Less: AOCI	23,481	29,529

	525,507	512,539

Ending shares outstanding	114,632,850	113,990,095

Tangible common book value per share excluding AOCI (5)	$4.58	$4.50

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2010		2009
	Third	Second	Third
	Quarter	Quarter	Quarter
Tangible equity/tangible assets (period end):
Total shareholders’ equity	$1,064,846	$1,058,004	$1,052,589
Less: intangibles	(562,820)	(564,495)	(569,579)

	502,026	493,509	483,010

Total assets	8,993,043	8,833,060	8,595,872
Less: intangibles	(562,820)	(564,495)	(569,579)

	8,430,223	8,268,565	8,026,293

Tangible equity/tangible assets (period end)	5.96%	5.97%	6.02%

Tangible common equity/tangible assets (period end):
Total shareholders’ equity	$1,064,846	$1,058,004	$1,052,589
Less: preferred shareholders’ equity	0	0	0
Less: intangibles	(562,820)	(564,495)	(569,579)

	502,026	493,509	483,010

Total assets	8,993,043	8,833,060	8,595,872
Less: intangibles	(562,820)	(564,495)	(569,579)

	8,430,223	8,268,565	8,026,293
Tangible common equity/tangible assets (period end)	5.96%	5.97%	6.02%

Tangible common equity, excluding AOCI/ tangible assets (period end) (5):
Total shareholders’ equity	$1,064,846	$1,058,004	$1,052,589
Less: preferred shareholders’ equity	0	0	0
Less: intangibles	(562,820)	(564,495)	(569,579)
Less: AOCI	23,481	25,358	29,529

	525,507	518,867	512,539

Total assets	8,993,043	8,833,060	8,595,872
Less: intangibles	(562,820)	(564,495)	(569,579)

	8,430,223	8,268,565	8,026,293

Tangible common equity, excluding AOCI/ tangible assets (period end) (5)	6.23%	6.28%	6.39%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.

(2)	Return on average tangible common equity is calculated by dividing net income less amortization of intangibles by average common equity less average intangibles.

(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(4)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(5)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities and unrecognized pension and postretirement obligations.

(6)	See non-GAAP financial measures for additional information relating to the calculation of this item.

(7)	Treasury management accounts represent repurchase agreements and are included in short-term borrowings on the balance sheet.

(8)	The non-performing investments at both June 30, 2009 and March 31, 2009 include $0.1 million at a non-banking affiliate of the Corporation.

(9)	Certain prior period amounts have been reclassified to conform to the current period presentation.